SPECIMEN SUBUNIT CERTIFICATE

NUMBER	SUBUNITS
U-___________

SEE REVERSE FOR CERTAIN DEFINITIONS

CHINA VANTAGE POINT ACQUISITION COMPANY

CUSIP ___________

SUBUNITS CONSISTING OF ONE ORIDNARY SHARE AND ONE-HALF OF A WARRANT,
EACH FULL WARRANT TO PURCHASE ONE ORDINARY SHARE

THIS CERTIFIES THAT
is the owner of	Subnits.

Each Subunit (“Subunit”) consists of one (1) ordinary share, par value $0.001 (“Ordinary Share”) of CHINA VANTAGEPOINT ACQUISITION COMPANY, a Cayman Islands corporation (the “Company”), and one-half of a warrant (the “Warrant”). Each full Warrant entitles the holder to purchase one (1) Ordinary Share for $5.00 per share (subject to adjustment).  Each Warrant will become exercisable on the later of (i) the Company’s consummation of an initial business combination with one or more target businesses and (ii) ____________, 2011 [ONE YEAR FROM THE DATE OF THE IPO PROSPECTUS], and will expire unless exercised before the earlier of (i) 5:00 p.m., New York City Time, on the three-year anniversary of the consummation of an initial business combination, (ii) the Company’s liquidation or (iii) redemption of the Warrants (the “Expiration Date”). The Ordinary Shares and Warrants comprising the Subunits represented by this certificate will separate automatically upon the consummation of a business combination as described in the prospectus covering these securities (the “Prospectus”).  The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2011, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Warrant Agreement are on file at the office of the Warrant Agent at ____________________, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.  This Subunit is governed by the laws of the Cayman Islands.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By
	Chief Executive Officer	Secretary

CHINA VANTAGEPOINT ACQUISITION COMPANY
CORPORATE
SEAL
2010
CAYMAN ISLANDS

CHINA VANTAGEPOINT ACQUISITION COMPANY

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Subunits
represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Subunits on the books of the within named Company will full power of substitution in the premises.

Dated

	NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of (i) the Company’s liquidation upon a failure to consummate a business combination, (ii) if the holder redeems his Subunits for cash in connection with a business combination or (iii) if the holder sells his subunits to the Company prior to the consummation of a business combination as described in the prospectus covering these securities. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.